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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                           Date of Report May 30, 1996



                        CITIZENS COMMUNITY BANCORP, INC.
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               (Exact Name of Registrant as Specified in Charter)


       Florida                                              65-0614044
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(State of other jurisdiction)                  (IRS Employer Identification No.)

      33-98090
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(Commission File Number)



           1112 1/2 N. Collier Boulevard, Marco Island, Florida 33937
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       (Address of Principal Executive Offices)              (Zip Code)

                                 (941) 389-1800
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              (Registrant's Telephone Number, Including Area Code)

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)



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                                                                       ORIGINAL

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Item 5.       Other Events

     On May 16, 1996 Dennis D. Essing resigned as a Director of Citizens Community Bancorp, Inc. ("Company"), and resigned as Director, President and Chief Executive Officer of the Company's wholly owned subsidiary Citizens Community Bank of Florida ("Bank"). Mr. Essing did not provide the Company with a letter indicating any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

     On May 16, 1996 the Board of Directors of the Bank appointed W.T. Upson as interim president of the Bank and Joel M. Cox, Sr. interim Chief Executive Officer. The Board has requested the Florida Department of Banking and Finance and the Federal Deposit Insurance Corporation to issue a no objection letter with regard to both appointments. Responses to these requests are expected no later than June 16, 1996. Mr. Upson currently serves as a director and president of the Company and a Director of the Bank. Mr. Cox currently serves as Vice-Chairman of the Company's Board and Chairman of the Bank's Board.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                CITIZENS COMMUNITY BANCORP, INC.



Date:  May 31, 1996                           /s/RICHARD STORM, JR.
       ------------                           ----------------------------------
                                              Richard Storm, Jr.
                                              Chairman of the Board and Chief
                                              Executive Officer

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